Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 of Titan Mining Corporation (the “Company”) and to the incorporation by reference therein of our report dated March 19, 2026 with respect to the consolidated financial statements of Titan Mining Corporation included in its Annual Report on Form 40-F, as amended by Form 40-F/A (Amendment No.1), for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

May 14, 2026